Exhibit 10.4
                       EMPLOYMENT AGREEMENT


          THIS AGREEMENT (this "Agreement") is entered into this 3rd day of November, 1997, between Exchange National Bancshares,
Inc., a Missouri corporation (the "Company"), and James E. Smith
(the "Employee").

                          WITNESSETH:

          WHEREAS, the Company is a bank holding company controlling 100% of the issued and outstanding shares of common stock of Union State Bank & Trust of Clinton, a Missouri trust company (the "Bank"); and

          WHEREAS, Employee desires to become employed by the Company in an executive capacity as President of the Bank for a period of at least three years, and the Company desires to employ Employee to serve in such capacity, for the compensation and in accordance with the terms and provisions contained herein; and

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the Company and Employee agree as follows:

          1. Employment. The Company agrees to employ the Employee and the Employee agrees to be employed by the Company in an executive capacity upon the terms and conditions of this Agreement for a period of three (3) years from and after the date of this Agreement, and any extensions thereafter, unless earlier
terminated as provided in Section 9 hereof.   At each anniversary
of the date of this Agreement prior to the sixty-second (62nd) birthday of the Employee, this Agreement shall be automatically extended for one additional year unless the Company or the Employee gives the other party written notice of such party's intention not to extend this Agreement at least thirty (30) days
prior to such anniversary date.   Employee agrees that his
employment by the Bank shall satisfy the Company's employment obligation hereunder and that he will accept employment as President of the Bank, so long, during the term of this Agreement, that the Bank's Board of Directors shall name him to be elected to that position. The Employee's primary location of employment during the term of this Agreement shall be in Clinton, Missouri unless the Employee consents in writing to relocate to another geographic location.

          2. Compensation. For all services rendered by the Employee to the Bank and the Company, the Bank and the Company shall pay the Employee a salary of not less than one hundred and ten thousand dollars ($110,000) per year, payable in accordance with the customary payroll practices of the Bank and the Company, but in no event less frequently than monthly. Salary payments shall be subject to withholding and other applicable taxes. Employee shall be eligible for merit-based increases in compensation on terms and conditions offered to employees of the Company generally having responsibilities commensurate to that of Employee. Employee shall be eligible to participate in such bonus or other incentive compensation plans as currently are or may hereafter be established by the Company for employees generally having responsibilities commensurate to that of

Employee, and which may relate to his contribution to the profitability of the Bank. Employee shall receive board of directors fees for his service to the Bank's board, which in any event shall not be less than three hundred dollars ($300.00) for each board of directors' meeting attended. Employee shall receive the same board of directors fees for service on the Company's board of directors or any other affiliated board as is customarily paid to employees of the Bank and the Company serving in such capacity.

          3. Expenses. The Company shall reimburse the Employee for all ordinary and necessary expenses incurred and paid by the Employee in the course of the performance of the Employee's duties pursuant to this Agreement and consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, and subject to the Company's requirements with respect to the manner of reporting such expenses.

          4. Additional Benefits. The Employee shall be eligible for such fringe benefits, if any, by way of insurance, hospitalization and vacations normally provided to employees of the Company generally having responsibility commensurate to that of the Employee and such additional benefits as may be from time to time agreed upon in writing between the Employee and the Company. The Company shall provide to the Employee a new Company owned or leased automobile of a year, make and model selected by the Company befitting the executive office held by Employee with Bank not less than every three years, and the Company shall pay the expenses related to the use and upkeep thereof and insurance related thereto. The tax treatment of all fringe benefits shall be handled in a manner consistent with the customary practices of the Bank and the Company.

          5. Duties. The Employee agrees that so long as he is employed under this Agreement he will (i) to the satisfaction of the Company devote his best efforts and his entire business time to further properly the interests of the Company, which shall include all of Employee's current activities and participation in the American Banker's Association, Missouri Banker's Association, CSBS and other similar industry groups and organizations (and such other additional activities and participation in such other organizations as may be approved by the board of directors of the Company), and the Company and the Bank acknowledge that such listed activities shall, together with Employee's duties to the Bank, constitute Employee's entire business time to further the interests of the Company and the Bank, (ii) at all times be subject to the direction and control of the Board of Directors of his employer (which may be the Company or the Bank, as provided in Section 1 hereof) with respect to his activities on behalf of such employer, (iii) comply with all rules, orders and regulations of the Company, (iv) truthfully and accurately maintain and preserve such records and make all reports as the Company may require, and (v) fully account for all monies and other property of the Company of which he may from time to time have custody and deliver the same to the Company whenever and however directed to do so.

          6.  Covenant Not to Disclose Confidential Information.
The Employee acknowledges that during the course of his employment with the Company he has or will have access to and knowledge of certain information and data which the Company considers confidential and that the release of such information or data to unauthorized persons would be extremely detrimental to the Company. As a consequence, the Employee hereby agrees and acknowledges that he owes a duty to the Company not to disclose, and agrees that, during or after the term of his employment, without the prior written consent of the Company he will not communicate, publish or disclose, to any person anywhere or use any Confidential Information (as hereinafter defined) for any purpose other than carrying out his duties as contemplated by this Agreement. The Employee will use his best efforts at all times to hold in confidence and to safeguard any Confidential Information from falling into the hands of any unauthorized person and, in particular, will not permit any Confidential Information to be read, duplicated or copied. The Employee will return to the Company all Confidential Information in the Employee's possession or under the Employee's control when the duties of the Employee no longer require the Employee's possession thereof, or whenever the Company shall so request, and in any event will promptly return all such Confidential
Information if the Employee's relationship with the Company is terminated for any or no reason and will not retain any copies thereof. For purposes hereof the term "Confidential Information" shall mean any information or data used by or belonging or relating to the Company that is not known generally to the banking community, including without limitation, any and all proprietary data and information relating to the Company's or the Bank's past, present or future business plans, services offered, financial information, customer lists, and other information concerning customers, depositors and borrowers of the Company or any subsidiary of the Company, whether or not reduced to writing, or information or data which the Company advises the Employee should be treated as confidential information.

          7. Covenant Not to Compete. The Employee agrees that during the term of his employment by the Company and for a period of two (2) years from and after the voluntary or involuntary termination of such employment for any reason other than a termination by the Employee pursuant to Section 9(c), he will not, directly or indirectly, without the express written consent of the Company:

          (a) own, manage, operate, control or participate in the ownership, management, operation , control or financing of, or have any interest, financial or otherwise, in or act as an officer, director, partner, principal, employee, agent, representative, consultant or independent contractor of, or in any way assist any bank, savings and loan, savings bank or other financial institution (other than the Bank) that is located or has an office in or within fifteen (15) miles from any boundary of Henry or St. Clair County, Missouri;

          (b) solicit for employment or hire any employees of the Bank; or

          (c) solicit, or interfere with, any contracts or business relationships with any customer, depositor or borrower of the Bank.

          8. Remedies. Recognizing that irreparable damage will result to the Company in the event of the breach or threatened breach of any of the foregoing covenants and assurances by the Employee contained in Sections 6 or 7 hereof, and that the Company's remedies at law for any such breach or threatened breach will be inadequate, the Company and its successors and assigns, in addition to such other remedies which may be available to them, shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining the Employee, and each and every person, firm or company acting in concert or participation with him, from the continuation of such breach and, in addition thereto, he shall pay to the Company all ascertainable damages, including costs and reasonable attorneys' fees sustained by the Company by reason of the breach or threatened breach of said covenants and assurances. The obligations of the Employee and the rights of the Company, its successors and assigns under Sections 6 and 7 of this Agreement shall survive the termination of this Agreement. The covenants and obligations of the Employee set forth in Sections 6 and 7 hereof are in addition to and not in lieu of or exclusive of any other obligations and duties of the Employee to the Company, whether express or implied in fact or in law.

          9.  Termination.

          (a) This Agreement shall terminate immediately upon the death, disability or adjudication of legal incompetence of the Employee. For purposes of this Agreement, the Employee shall be deemed to be disabled when the employee has become unable, by reason of physical or mental disability, to satisfactorily perform his essential job duties and there is no reasonable accommodation that can be provided to enable him to be a qualified individual with a disability under applicable law. Such matters shall be determined by, or to the reasonable satisfaction of, the Board of Directors of the Company.

          (b)  This Agreement may be terminated by the
     Company upon notice to the Employee for "Cause." For purposes of this Agreement, "Cause" shall mean the occurrence of any of the following events:

               (i)  Performance by the Employee of
          illegal or fraudulent acts, criminal conduct or willful misconduct or gross negligence relating to the activities of the Company or the Bank;

               (ii) Performance by the Employee of any
          criminal acts involving moral turpitude
          having a material adverse effect upon the Company or the Bank, including, without limitation, upon their profitability, reputation or goodwill;

               (iii)  Failure by the Employee to
          perform his duties in a manner which he
          knows, or has reason to know, to be in the Company's or the Bank's best interests, which he fails to cure promptly after receiving written notice thereof;

               (iv)  Continued conduct by the Employee
          that is damaging to the business, employee or customer relations of the Company or the Bank after receiving written notice from the Company or the Bank to cease such conduct; or

               (v)  Any other material breach of the
          Employee's obligations hereunder which is incurable or which he fails to cure promptly after receiving written notice thereof.

          (c) This Agreement may be terminated by the Employee upon written notice to the Company in the event of a material breach of the Company's obligations hereunder which is incurable or which the Company fails to cure within 15 days after receiving written notice thereof.

          (d) In the event this Agreement is terminated, the parties' obligations under this Agreement shall terminate immediately (except as otherwise provided herein), and neither the Employee nor his estate, heirs, successors or assigns shall be entitled to any further compensation hereunder other than payment of any unpaid compensation that accrued prior to such termination; provided, however, that the termination of this Agreement pursuant to subsections (b) or (c) of this Section shall not limit any other remedies to which the terminating party may be entitled in law or in equity as a result of any breach of this Agreement by the other party hereto.

          10. Waiver of Breach. Failure of the Company to demand strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of the term, covenant or condition, nor shall any waiver or relinquishment by the Company of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of the right or power at any other time or times.

          11. No Conflicts. The Employee represents and warrants to the Company that neither the execution nor delivery of this Agreement, nor the performance of the Employee's obligations hereunder will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, any obligation, contract, agreement, covenant or instrument to which the Employee is a party or under which the Employee is bound, including without limitation, the breach by the Employee of a fiduciary duty to any former employers.

          12. Entire Agreement; Amendment. This Agreement cancels and supersedes all previous agreements relating to the subject matter of this Agreement, written or oral, between the parties hereto and contains the entire understanding of the parties hereto relating to the terms of the Employee's employment and shall not be amended, modified or supplemented in any manner whatsoever except as otherwise provided herein or in writing signed by each of the parties hereto.

          13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

          14. Governing Law. This Agreement and all rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri applicable to agreements made and to be performed entirely within the State, including all matters of enforcement, validity and performance.

          15. Arbitration. Any dispute between any of the parties hereto or claim by a party against another party arising out of or in relation to this Agreement or in relation to any alleged breach thereof shall be finally determined by arbitration in accordance with the rules then in force of the American Arbitration Association. The arbitration proceedings shall take place in Jefferson City, Missouri or such other location as the parties in dispute hereafter may agree upon; and such proceedings shall be governed by the laws of the State of Missouri as such laws are applied to agreements between residents of such State entered into and to be performed entirely within that State.

          The parties shall agree upon one arbitrator, who shall be an individual skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. If the parties cannot agree upon one arbitrator, each party in dispute shall select one arbitrator and the arbitrators so selected shall select a third arbitrator. In the event the arbitrators cannot agree upon the selection of a third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association at the request of any of the parties in dispute. The arbitrators shall, if possible, be individuals skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute.

          The decision rendered by the arbitrator or arbitrators shall be accompanied by a written opinion in support thereof. The decision shall be final and binding upon the parties in dispute without right of appeal. Judgment upon the decision may be entered into in any court having jurisdiction thereof, or application may be made to that court for a judicial acceptance of the decision and an order of enforcement. Costs of the arbitration shall be assessed by the arbitrator or arbitrators against any or all of the parties in dispute, and shall be paid promptly by the party or parties so assessed.

          16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one agreement which is binding upon all the parties hereto.

          17. Notice. All notices, requests, demands and other communications hereunder shall be deemed duly given if delivered by hand or if mailed by certified or registered mail with postage prepaid or nationally recognized express delivery service with delivery confirmed, addressed as follows:

          If to the Company:

               Exchange National Bancshares, Inc.
               132 E. High Street
               Jefferson City, MO 65010-0688
               Attn:  President

          If to the Employee:

               James E. Smith
               517 South Second
               Clinton, MO  64735

or to any other address as either party may provide to the other in writing.

          THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION
WHICH MAY BE ENFORCED BY THE PARTIES.

          IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the day and year first above written.

                         COMPANY:

                         EXCHANGE NATIONAL BANCSHARES, INC.



                         By:   /s/ Donald L. Campbell
                              Donald L. Campbell
                              Chairman and President


                              EMPLOYEE:


                              /s/ James E. Smith
                              James E. Smith